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                                                                     EXHIBIT 5.1

                                                   December 19, 1996

Chyron Corporation
5 Hub Drive
Melville, New York 11747

            Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    You have requested our opinion in connection with the above-captioned Registration Statement on Form S-3 to be filed by Chyron Corporation, a New York corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 8,797,500 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock").

    We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

    Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws and when the Underwriting Agreement, a form of which will be filed as an exhibit to the Registration Statement, is duly and validly executed and delivered, the Common Stock, when issued, delivered and paid for in the manner described in such Underwriting Agreement, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                                        Very truly yours,

                                        /s/  CAMHY KARLINSKY & STEIN LLP
                                           Camhy Karlinsky & Stein LLP